CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of DoubleLine ETF Trust of our report dated May 21, 2025, relating to the financial statements and financial highlights of DoubleLine Securitized Credit Fund (formerly, DoubleLine Income Fund), which appear in DoubleLine Funds Trust’s Certified Shareholder Report on Form N-CSR for the year ended March 31, 2025. We also consent to the reference to us under the heading “Financial Highlights” in such Registration Statement.

/s/PricewaterhouseCoopers LLP

Los Angeles, California

November 10, 2025